News Release

Tutor Perini Reports Third Quarter 2019 Results

•	Record quarterly operating cash generation of $222.9 million
•	Civil projects drove overall revenue growth, with 22% Y/Y growth for the Civil segment
•	Backlog remains strong at $10.9 billion, up 28% Y/Y; solid double-digit backlog growth across all segments

LOS ANGELES – (BUSINESS WIRE) – November 6, 2019 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the third quarter ended September 30, 2019.

The Company generated a new quarterly record $222.9 million of operating cash for the third quarter of 2019 compared to $27.6 million for the same quarter last year. The strong operating cash flow was driven by collections associated with certain dispute resolutions, as well as from the Company’s continued focus on improved working capital management. Operating cash flow is expected to be solid in the fourth quarter and in 2020, as the Company expects construction activities to increase significantly and several of its larger projects to generate higher revenue and earnings. The Company also anticipates that substantial cash collections pertaining to additional expected dispute resolutions over the coming year will contribute to continued strong operating cash flow.

Revenue for the third quarter of 2019 was $1.2 billion compared to $1.1 billion for the same quarter last year. The revenue growth was primarily driven by increased volume on Civil segment projects, but was moderated by slower than anticipated progress during the quarter on various large projects. The Company continues to anticipate increased volume and greater profitability during the fourth quarter of 2019 and throughout 2020. Income from construction operations for the third quarter of 2019 was $47.9 million compared to $47.3 million for the third quarter of 2018, as higher legal and personnel-related general and administrative expenses largely offset the income associated with the increased revenue. Net income attributable to the Company for the third quarter of 2019 was $19.3 million, or $0.38 of earnings per diluted share (“EPS”), compared to $21.3 million, or $0.42 of EPS, for the same quarter last year. The decrease was primarily the result of higher income attributable to non-controlling interests compared to the third quarter of 2018.

Backlog remained strong at $10.9 billion as of September 30, 2019, an increase of 28% compared to $8.5 billion as of September 30, 2018. New awards and adjustments to contracts in process totaled $690 million in the third quarter of 2019. Significant new awards included a $178 million U.S. military facilities project in Guam, three electrical projects in Texas collectively valued at $99 million, $59 million of incremental funding for an education building in California, and a cultural arts facility, also in California, valued at $51 million. Two new previously announced projects, the Division 20 Portal Widening and Turnback Facility in Los Angeles and the Miami-Dade County Courthouse, with an anticipated combined value in excess of $700 million, are expected to be added to backlog in the fourth quarter of 2019.

Outlook and Guidance

“We are making good progress toward resolving our unbilled receivables and effectively managing our working capital, as evidenced by our record operating cash generated in the third quarter,” said Ronald Tutor, Chairman and Chief Executive Officer. “I am pleased with this progress and expect it to continue through next year as we relentlessly pursue the recovery of significant cash we are owed.” Tutor continued, “While progress delays on certain projects limited our earnings for the third quarter, we remain encouraged by the prospect of accelerated activity on these and other projects in the fourth quarter and throughout the coming year.”

Based on the Company’s results to date, as well as its current business outlook and forecast, the Company is reducing its 2019 EPS guidance. The Company now expects a loss in the range of $5.01 to $5.16 per share. Excluding the impact of the goodwill impairment charge recorded in the second quarter of 2019 ($6.56 per share, net of a tax benefit of $1.00 per share), the Company now expects that adjusted EPS will be in the range of $1.40 to $1.55. Adjusted EPS is a non-GAAP financial measure.

Third Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, November 6, 2019, to discuss the third quarter 2019 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against clients (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; a significant slowdown or decline in economic conditions; failure to meet our obligations under our debt agreements; the impact of inclement weather conditions on projects; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; increased competition and failure to secure new contracts; client cancellations of, or reductions in scope under, contracts reported in our backlog; decreases in the level of government spending for infrastructure and other public projects; impairment of our goodwill or other indefinite-lived intangible assets; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; failure to comply with laws and regulations related to government contracts; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted EPS calculation; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per common share amounts)	2019	2018	2019	2018
REVENUE	$1,189,345	$1,123,137	$3,273,107	$3,271,378
COST OF OPERATIONS	(1,074,282)	(1,012,013)	(2,968,631)	(2,974,546)
GROSS PROFIT	115,063	111,124	304,476	296,832
General and administrative expenses	(67,120)	(63,818)	(195,474)	(195,636)
Goodwill impairment	—	—	(379,863)	—
INCOME (LOSS) FROM CONSTRUCTION OPERATIONS	47,943	47,306	(270,861)	101,196
Other income, net	1,674	1,909	2,996	3,739
Interest expense	(17,305)	(16,411)	(51,252)	(47,474)
INCOME (LOSS) BEFORE INCOME TAXES	32,312	32,804	(319,117)	57,461
Income tax (expense) benefit	(5,591)	(7,368)	35,121	(15,071)
NET INCOME (LOSS)	26,721	25,436	(283,996)	42,390
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	7,408	4,164	17,577	8,359
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$19,313	$21,272	$(301,573)	$34,031
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.38	$0.43	$(6.01)	$0.68
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.38	$0.42	$(6.01)	$0.68
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,279	50,018	50,201	49,927
DILUTED	50,582	50,375	50,201	50,210

(a)

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended September 30, 2019
Total revenue	$591,884	$421,241	$249,453	$1,262,578	$—		$1,262,578
Elimination of intersegment revenue	(67,338)	(5,895)	—	(73,233)	—		(73,233)
Revenue from external customers	$524,546	$415,346	$249,453	$1,189,345	$—		$1,189,345
Income (loss) from construction operations	$50,695	$7,580	$7,247	$65,522	$(17,579)	(a)	$47,943
Capital expenditures	$22,497	$144	$325	$22,966	$365		$23,331
Depreciation and amortization(b)	$11,953	$495	$1,018	$13,466	$2,761		$16,227

Three Months Ended September 30, 2018
Total revenue	$479,581	$457,304	$236,157	$1,173,042	$—		$1,173,042
Elimination of intersegment revenue	(48,093)	(1,812)	—	(49,905)	—		(49,905)
Revenue from external customers	$431,488	$455,492	$236,157	$1,123,137	$—		$1,123,137
Income (loss) from construction operations	$41,282	$8,853	$11,561	$61,696	$(14,390)	(a)	$47,306
Capital expenditures	$15,364	$277	$70	$15,711	$397		$16,108
Depreciation and amortization(b)	$8,031	$488	$1,081	$9,600	$2,817		$12,417
(a)	Consists primarily of corporate general and administrative expenses.
(b)	Depreciation and amortization is included in income (loss) from construction operations.

	Reportable Segments
			Specialty					Consolidated
(in thousands)	Civil	Building	Contractors	Total		Corporate		Total
Nine Months Ended September 30, 2019
Total revenue	$1,516,623	$1,291,043	$664,279	$3,471,945		$—		$3,471,945
Elimination of intersegment revenue	(184,925)	(13,913)	—	(198,838)		—		(198,838)
Revenue from external customers	$1,331,698	$1,277,130	$664,279	$3,273,107		$—		$3,273,107
Income (loss) from construction operations	$(72,032)	$6,903	$(160,036)	$(225,165)	(a)	$(45,696)	(b)	$(270,861)
Capital expenditures	$60,948	$349	$558	$61,855		$822		$62,677
Depreciation and amortization(c)	$31,608	$1,495	$3,143	$36,246		$8,295		$44,541

Nine Months Ended September 30, 2018
Total revenue	$1,266,595	$1,395,896	$781,591	$3,444,082		$—		$3,444,082
Elimination of intersegment revenue	(169,520)	(3,184)	—	(172,704)		—		(172,704)
Revenue from external customers	$1,097,075	$1,392,712	$781,591	$3,271,378		$—		$3,271,378
Income (loss) from construction operations(d)	$93,560	$27,814	$26,250	$147,624		$(46,428)	(b)	$101,196
Capital expenditures	$61,912	$1,147	$704	$63,763		$648		$64,411
Depreciation and amortization(c)	$20,356	$1,458	$3,299	$25,113		$8,468		$33,581
(a)

During the nine months ended September 30, 2019, the Company recorded a non-cash goodwill impairment charge of $379.9 million in income (loss) from continuing operations (an unfavorable after-tax impact of $329.5 million, or $6.56 per diluted share) resulting from an interim impairment test the Company performed as of June 1, 2019.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income (loss) from construction operations.
(d)

During the nine months ended September 30, 2018, the Company recorded a charge of $17.8 million in income (loss) from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of September 30,	As of December 31,
(in thousands, except share and per share amounts)	2019	2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($110,447 and $43,131 related to variable interest entities ("VIEs"))	$207,130	$116,075
Restricted cash	6,261	3,788
Restricted investments	67,728	58,142
Accounts receivable ($142,749 and $62,482 related to VIEs)	1,460,450	1,261,072
Retainage receivable ($73,424 and $36,724 related to VIEs)	542,274	478,744
Costs and estimated earnings in excess of billings	1,159,333	1,142,295
Other current assets ($36,859 and $30,185 related to VIEs)	162,406	115,527
Total current assets	3,605,582	3,175,643
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $375,717 and $343,735 (net P&E of $54,729 and $51,508 related to VIEs)	509,986	490,669
GOODWILL	205,143	585,006
INTANGIBLE ASSETS, NET	83,254	85,911
OTHER ASSETS	90,943	50,523
TOTAL ASSETS	$4,494,908	$4,387,752

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$10,862	$16,767
Accounts payable ($74,183 and $18,070 related to VIEs)	670,458	621,728
Retainage payable ($10,294 and $0 related to VIEs)	232,209	211,956
Billings in excess of costs and estimated earnings ($404,357 and $263,764 related to VIEs)	818,806	573,190
Accrued expenses and other current liabilities ($37,935 and $34,828 related to VIEs)	188,373	174,325
Total current liabilities	1,920,708	1,597,966
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $26,358 and $34,998	825,382	744,737
DEFERRED INCOME TAXES	58,305	105,521
OTHER LONG-TERM LIABILITIES	186,965	151,639
TOTAL LIABILITIES	2,991,360	2,599,863
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,278,816 and 50,025,996 shares	50,279	50,026
Additional paid-in capital	1,113,987	1,102,919
Retained earnings	400,108	701,681
Accumulated other comprehensive loss	(42,294)	(45,449)
Total stockholders' equity	1,522,080	1,809,177
Noncontrolling interests	(18,532)	(21,288)
TOTAL EQUITY	1,503,548	1,787,889
TOTAL LIABILITIES AND EQUITY	$4,494,908	$4,387,752

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$(283,996)	$42,390
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Goodwill impairment	379,863	—
Depreciation	41,884	30,924
Amortization of intangible assets	2,657	2,657
Share-based compensation expense	14,331	17,779
Change in debt discounts and deferred debt issuance costs	9,790	8,962
Deferred income taxes	(48,318)	233
(Gain) loss on sale of property and equipment	(1,799)	823
Changes in other components of working capital	(7,148)	(136,113)
Other long-term liabilities	3,979	(2,606)
Other, net	122	190
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	111,365	(34,761)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(62,677)	(64,411)
Proceeds from sale of property and equipment	4,300	5,462
Investment in securities	(18,790)	(13,841)
Proceeds from maturities and sales of investments in securities	11,078	14,302
NET CASH USED IN INVESTING ACTIVITIES	(66,089)	(58,488)

Cash Flows from Financing Activities:
Proceeds from debt	649,139	1,502,177
Repayment of debt	(583,039)	(1,444,760)
Business acquisition related payment	—	(15,951)
Cash payments related to share-based compensation	(2,363)	(2,671)
Distributions paid to noncontrolling interests	(21,500)	(22,500)
Contributions from noncontrolling interests	6,519	1,000
Debt modification costs	(504)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	48,252	17,295

Net increase (decrease) in cash, cash equivalents and restricted cash	93,528	(75,954)
Cash, cash equivalents and restricted cash at beginning of period	119,863	197,648
Cash, cash equivalents and restricted cash at end of period	$213,391	$121,694

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	June 30, 2019	September 30, 2019(a)	September 30, 2019	September 30, 2019
Civil	$6,181.5	$292.6	$(524.5)	$5,949.6
Building	2,868.3	199.4	(415.3)	2,652.4
Specialty Contractors	2,324.9	198.5	(249.5)	2,273.9
Total	$11,374.7	$690.5	$(1,189.3)	$10,875.9

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Nine Months Ended	Nine Months Ended	Backlog at
(in millions)	December 31, 2018	September 30, 2019(a)	September 30, 2019	September 30, 2019
Civil	$5,141.9	$2,139.4	$(1,331.7)	$5,949.6
Building	2,333.1	1,596.4	(1,277.1)	2,652.4
Specialty Contractors	1,821.7	1,116.5	(664.3)	2,273.9
Total	$9,296.7	$4,852.3	$(3,273.1)	$10,875.9
(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.